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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 7, 2001

                              ---------------------

                                 LookSmart, Ltd.
             (Exact name of registrant as specified in its charter)

             Delaware                      000-26357            13-3904355
      ---------------------              --------------     -------------------
  (State or other jurisdiction            (Commission         (IRS Employer
       of incorporation)                  File Number)      Identification No.)

     625 Second Street, San Francisco, California               94107
   ----------------------------------------------            -----------
       (Address of principal executive offices)               (Zip Code)


                                 (415) 348-7000
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               Registrant's telephone number, including area code

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Item 5.  Other Events.

     On December 7, 2001, the Company modified its existing loan arrangement with British Telecommunications Plc. Under the original terms of the loan, the Company borrowed $50.0 million from BT on February 15, 2000, at a 20% interest rate with a maturity date of February 15, 2003.

     As a result of the modification, the Company repaid $34.75 million of the loan, canceled the prior agreement and executed a new agreement in the principal amount of $35.0 million. The applicable interest rate was reduced from 20% to 15% and the maturity date is now March 31, 2003. As part of the modification, the Company transferred its web directory databases for Europe and Asia (except China and Australia) to the LookSmart/BT joint venture, BT LookSmart, Ltd.

Item 7. Exhibits.

10.1 Loan Facility Agreement between Transceptgate Limited, LookSmart, Ltd. and LookSmart (Barbados) Inc., dated December 7, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  LookSmart, Ltd.
                                                  (Registrant)

December 19, 2001                                 /s/ Dianne Dubois
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Date                                              Dianne Dubois, Chief Financial
                                                  Officer